SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2003

Southwest Water Company

(Exact name of registrant as specified in its charter)

Delaware	0-8176	95-1840947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Wilshire Building 624 S. Grand Avenue, Los Angeles, CA 90017, Suite 2900
(Address of principal executive offices) (Zip Code)

(213) 929-1800
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events.

The company has filed a registration statement on form S-3 for the issuance of debt and equity securities of up to fifty million dollars from time to time.

The Company will not issue any securities under the shelf registration statement until after such time as the Securities and Exchange Commission has declared the registration statement effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Water Company

Date:	December 29, 2003	/s/ Richard J. Shields
Richard J Shields, Chief Financial Officer (principal financial officer and chief accounting officer)